Prospectus Supplement to Prospectus dated September 2, 2025	Filed Pursuant to Rule 424(b)(5) Registration No. 333-289851

1,945,000 Common Shares

BRIGHT MINDS BIOSCIENCES INC.

This is a public offering of 1,945,000 common shares (the "Common Shares" or "Shares") of Bright Minds Biosciences Inc. ("Bright Minds," the "Company," "we," or "us"). Our Common Shares are traded on the Nasdaq Capital Market (the "NASDAQ") and the Canadian Securities Exchange (the "CSE") under the symbol "DRUG". On January 7, 2026, the closing price of our Common Shares as reported by the NASDAQ was $95.985 per Common Share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss. In reviewing this prospectus supplement, you should carefully consider the matters described under the caption "Risk Factors" beginning on page S-12 as well as the matters described under the caption "Risk Factors" beginning on page 3 of the accompanying prospectus and in the documents incorporated by reference herein and therein.

	Per Share	Total
Public offering price(1)	$90.00	$175,050,000
Underwriting discount(1)(2)	$5.40	$10,503,000
Proceeds, before expenses, to us	$84.60	$164,547,000

(1) Assumes no exercise of the underwriter's option to purchase additional Common Shares described below.

(2) See "Underwriting" for a description of the compensation payable to the underwriters.

We have granted the underwriters an option to purchase up to an additional 291,750 Common Shares from us, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement. If the underwriters exercise the option in full, the total underwriting discounts will be $12,078,450, and the total proceeds to us, before expenses, will be $189,229,050.

The underwriters expect to deliver the securities on or about January 9, 2026.

Joint Book-Running Managers

Jefferies  TD Cowen  Piper Sandler  Cantor

The date of this prospectus supplement is January 7, 2026.

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We have not, and the underwriters have not, authorized any other person to provide any information or to make any representations other than that contained in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you or provide you with additional or different information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.  Information in this prospectus supplement updates and modifies the information in the accompanying base prospectus and information incorporated by reference herein and therein. To the extent that any statement made in this prospectus supplement or any free writing prospectus (unless otherwise specifically indicated therein) differs from those in the accompanying base prospectus, the statements made in the accompanying base prospectus and the information incorporated by reference herein and therein are deemed modified or superseded by the statements made by this prospectus supplement.

Neither we nor the underwriters have done anything that would permit this offering or the possession or distribution of this prospectus supplement in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, this offering and the distribution of this prospectus supplement outside the United States.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

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iv

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a "shelf" registration statement on Form F-3 (File No. 333-289851) that we filed with the U.S. Securities and Exchange Commission (the "SEC" or the "Commission") and was declared effective by the SEC on September 2, 2025. Under this shelf registration process, we may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in the accompanying base prospectus in one or more offerings. The accompanying base prospectus provides you with a general description of the securities we may offer. This prospectus supplement contains specific information about the terms of this offering of Shares by us. This prospectus supplement and any free writing prospectus filed by us (unless otherwise specifically stated therein) may add, update or change information contained in the accompanying base prospectus and the documents incorporated by reference herein and therein. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled "Where to Find Additional Information" and "Incorporation of Certain Information by Reference". These documents contain important information that you carefully should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our Common Shares and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. The information included or incorporated by reference in this prospectus supplement also adds to, updates, and changes information contained or incorporated by reference in the accompanying base prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying base prospectus and the documents incorporated by reference therein.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different or additional information, or to make any representations other than those contained in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell or solicitations to buy our Common Shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information in this prospectus supplement and the accompanying base prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying base prospectus or the time of any sale of our Common Shares. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section entitled "Where to Find Additional Information".

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, contain references to trademarks, trade names and service marks. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to such trademarks and trade names. We do not intend our use or display of other entities' trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entities.

In this prospectus supplement, unless the context otherwise requires, "we," "us," "our," "our company," "Company", "Bright Minds" and similar references refer to Bright Minds Biosciences Inc. and, where appropriate, its consolidated subsidiaries.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a "shelf" registration statement on Form F-3, including relevant exhibits and schedules, under the Securities Act with respect to the securities to be sold in this offering. This prospectus supplement and the accompanying base prospectus, which constitute a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits thereto, to which reference is hereby made. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved. You should read the registration statement on Form F-3 and its exhibits and schedules for further information with respect to us and the securities.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file and furnish reports, including annual financial statements on Form 40-F and quarterly financial statements on Form 6-K, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file or furnish electronically with the SEC. The address of the website is www.sec.gov. Additionally, we will make these filings and submissions available, free of charge, on our website as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. Our website address is  https://brightmindsbio.com/. The information contained in or accessible from our website is not a part of this prospectus supplement or the accompanying base prospectus, nor is such information incorporated by reference herein or therein, and should not be relied upon in determining whether to make an investment in our securities. We have included our website address in this prospectus supplement solely as an inactive textual reference.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. See "Implications of Being a Foreign Private Issuer" for more information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference contain "forward-looking-statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (which we refer to as the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (which we refer to as the "Exchange Act") and Canadian securities laws. Such forward-looking statements concern our anticipated results and developments in our operations in future periods, planned exploration and, if warranted, development of our properties, plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Forward-looking statements, and any estimates and assumptions upon which they are based, are made in good faith and reflect our views and expectations for the future as of the date of such statements, which can change significantly. Furthermore, forward-looking statements are subject to known and unknown risks and uncertainties which may cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by such forward-looking statements.  Accordingly, forward-looking statements in this prospectus supplement, the accompanying base prospectus or in any documents incorporate herein and therein by reference should not be unduly relied upon.

Forward-looking statements may be based on a number of material estimates and assumptions, of which any one or more may prove to be incorrect.  Forward-looking statements may be identifiable by terminology concerning the future, such as "anticipate", "believe", "continue", "could", "estimate", "expect", "forecast", "intend", "goal", "likely", "may", "might", "outlook", "plan", "predict", "potential", "project", "should", "schedule", "strategy", "target", "will" or "would", and similar expressions or variations thereof including the negative use of such terminology.  Examples in this prospectus supplement, the accompanying base prospectus or in any documents incorporated herein and therein by reference include, but are not limited to, such forward-looking statements reflecting or pertaining to:

  the Company's expectations regarding the achievement of clinical and regulatory milestones;

  the executive compensation of the Company;

  the composition of the board of directors and management of the Company;

  the Company's expectations regarding its revenue, expenses and research and development operations;

  the Company's anticipated cash needs and its needs for additional financing;

  the Company's intention to grow the business and its operations;

  expectations with respect to the success of its research and development of serotonergic therapeutics;

  expectations regarding growth rates, growth plans and strategies of the Company;

  expectations that provisional patent applications will be converted to regular patent applications or refiled as new provisional patent applications 12 months from their filing dates;

  expectations that prosecution of patent applications that have entered the national/regional phase will begin;

  the Company's strategy with respect to the expansion and protection of its intellectual property;

  the medical benefits, safety, efficacy, dosing and consumer acceptance of serotonergic therapeutics;

  the Company's ability to comply with provincial, federal, local and regulatory agencies in the United States, Canada and other jurisdictions in which the Company operates;

  the Company's competitive position and the regulatory environment in which the Company operates;

  the Company's expected business objectives for the next 12 months;

  the Company's plans with respect to the payment of dividends;

  beliefs and intentions regarding the ownership of material trademarks and domain names used in connection with the design, production, marketing, distribution and sale of the Company's products and services;

  the Company's ability to obtain additional funds through the sale of equity or debt commitments;

  the Company's ability to obtain the necessary regulatory approvals;

  expectations that regulatory requirements will be maintained;

  expectations related to general business and economic conditions;

  the Company's ability to successfully execute its plans and intentions;

  the availability of financing on reasonable terms to the Company;

  the Company's ability to attract and retain skilled staff;

  expectations about market competition;

  expectations about the products, services and technology offered by the Company's competitors; and

  expectations that the Company's current good relationships with its suppliers, service providers and other third parties will be maintained.

Forward-looking statements, and any estimates and assumptions upon which they are based, are made as of the date of this prospectus supplement, the date of the accompanying base prospectus or the date of any documents incorporated herein or therein by reference, as applicable, and we do not intend or undertake to revise, update or supplement any forward-looking statements to reflect actual results, future events or changes in estimates and assumptions or other factors affecting such forward-looking statements, except as required by applicable securities laws.  Should one or more forward-looking statements be revised, updated or supplemented, no inference should be made that we will revise, update or supplement any other forward-looking statements.

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

  limited operating history;

  the Company's actual financial position and results of operations may differ materially from the expectations of the Company's management;

  the Company may be required to obtain and maintain certain permits, licenses, and approvals in the jurisdictions where its products or technologies are being researched, developed, or commercialized;

  the Company may encounter substantial delays or difficulties with its current and future clinical trials;

  clinical trials are very expensive, time consuming and difficult to design and implement;

  the Company's current and future clinical trials or those of its current or future collaborators may reveal significant adverse events not seen in pre-clinical and non-clinical studies and may result in a safety profile that could inhibit regulatory approval or market acceptance of any of the Company's product candidates;

  the Company may not be successful in its efforts to identify, license or discover additional product candidates;

  the Company has limited experience in completing clinical trials and has only completed one phase one drug trial to date;

  if the Company experience delays or difficulties in the enrolment of patients in clinical trials, receipt of regulatory approvals could be delayed or prevented;

  success in pre-clinical studies or clinical trials may not be predictive of results in future clinical trials;

  interim, "topline," and preliminary data from the Company's clinical trials that the Company announces or publishes from time to time may change as more patient data becomes available and are subject to audit and verification procedures that could result in material changes in the final data;

  the Company may not be successful in its efforts to identify, license or discover additional product candidates;

  risks associated with the development of the Company's products which are at early stages of development;

  there is no assurance that the Company will turn a profit or generate immediate revenues;

  the continued operation of the Company as a going concern;

  the Company's intellectual property and licenses thereto;

  the Company may not achieve the timelines for project development set out in this Registration statement or our other public disclosure documents;

  the Company faces product liability exposure;

  the Company has international operations, which subject the Company to risks inherent with operations outside of Canada;

  exchange rate fluctuations between the U.S. dollar and the Canadian dollar;

  changes to patent laws or the interpretation of patent laws;

  the risk of patent-related or other litigation;

  the Company may not be able to enforce its intellectual property rights throughout the world;

  the lack of product for commercialization;

  the lack of experience of the Company/management in marketing, selling, and distribution products;

  the size of the Company's target market is difficult to quantify;

  potentials for conflicts of interest for the Company's officers and directors;

  in certain circumstances, the Company's reputation could be damaged;

  negative operating cash flow;

  need for additional financing;

  uncertainty and discretion of use of proceeds;

  the potential for a material weakness in the Company's internal controls over financial reporting;

  difficulties with forecasts;

  market price of common shares and volatility; and

  dilution of common shares.

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements please see the section entitled "Risk Factors" beginning on page S-12 of this prospectus supplement and the section entitled "Risk Factors" beginning on page 3 of the accompanying base prospectus and, to the extent applicable, the "Risk Factors" sections in our Form 40-F and 2025 Bright Minds AIF (as defined herein) as filed with the SEC and the Canadian securities authorities that are incorporated by reference herein. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Investors should review our subsequent reports filed with the SEC on Forms 40-F and 6-K and any amendments thereto. We qualify all forward-looking statements by these cautionary statements.

MARKET, INDUSTRY AND OTHER DATA

We obtained the industry, market and competitive position data included or incorporated by reference in this prospectus supplement and the accompanying base prospectus (which we sometimes collectively refer to herein as the "prospectus") from our internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. We have not independently verified the accuracy or completeness of the data contained in the third-party research and other publicly available information. Further, while we believe that our internal research is reliable, such research has not been verified by any third party. While we believe the industry, market and competitive position data included or incorporated by reference in this prospectus supplement and the accompanying base prospectus are reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" in this prospectus supplement and the accompanying base prospectus, and under similar headlines in the documents incorporated by reference herein and therein. These and other factors could cause results to differ materially from those expressed in the estimates made by the third parties or by us.

FINANCIAL INFORMATION AND EXCHANGE RATE DATA

Unless indicated otherwise, financial information in this prospectus, including the documents incorporated by reference herein, has been prepared in accordance with International Financial Reporting Standards, which differs in some significant respects from generally accepted accounting principles in the United States, or U.S. GAAP, and thus this financial information may not be comparable to the financial statements of U.S. companies.

All dollar amounts in this prospectus are expressed in United States dollars unless otherwise indicated. Our accounts and our financial statements are maintained and presented in United States dollars and our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. All references to "CAD dollars", "CAD", or to "CAD$" are to Canadian dollars.

The following table sets forth, for each period indicated, the high and low exchange rate for U.S. dollars expressed in Canadian dollars, and the average exchange rate for the periods indicated. Averages for year-end periods are calculated by using the exchange rates on the last day of each full month during the relevant period. These rates are based on the noon-buying rate certified for custom purposes by the U.S. Federal Reserve Bank of New York set forth in the H.10 statistical release of the Federal Reserve Board.  These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in preparation of our consolidated financial statements, pro forma financial statements or elsewhere in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you. We make no representation that any Canadian dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Canadian dollars, as the case may be, at any particular rate or at all.

	Period End	Period Average Rate	High Rate	Low Rate
Year Ended
September 30, 2025	$1.3916	$1.3986	$1.4603	$1.3491
September 30, 2024	$1.3511	$1.3606	$1.3879	$1.3201
September 30, 2023	$1.3535	$1.3486	$1.3873	$1.3126

Month Ended
September 30, 2025	$1.3916	$1.3833	$1.3958	$1.3732
October 31, 2025	$1.3981	$1.3992	$1.4079	$1.3889
November 30, 2025	$1.4026	$1.4055	$1.4139	$1.3938
December 31, 2025	$1.3695	$1.3802	$1.4014	$1.3642

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus supplement is deemed, as of the date hereof, to be incorporated by reference into the accompanying base prospectus solely for the purpose of offering the securities. The SEC allows us to "incorporate by reference" certain information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. The following documents which have been filed by us with the SEC and with securities commissions or similar authorities in Canada, are also specifically incorporated by reference into, and form an integral part of this prospectus supplement:

(a) our Annual Report on Form 40-F for the year ended September 30, 2025, filed with the Commission on December 23, 2025, containing the Company's annual information form for the year ended September 30, 2025 (the "2025 Bright Minds AIF"), the Company's audited consolidated financial statements for the years ended September 30, 2025 and 2024, the notes thereto and the independent auditor's reports thereon, and the Company's Management's Discussion and Analysis of Financial Condition and Results for the year ended September 30, 2025, which were filed to the Form 40-F as Exhibits 99.1, 99.2 and 99.3, respectively;

(b) our news release dated January 6, 2026, included as Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K that we furnished to the SEC on January 6, 2026;

(c) our Report of Foreign Private Issuer on Form 6-K that we furnished to the SEC on January 7, 2026; and

(d) the description of our Common Shares set out in "Description of Registrant's Securities", filed as Exhibit 2.2 to our annual report on Form 20-F (File No. 001-40997) filed with the Commission on December 29, 2021, and any amendment or report filed with the Commission for the purpose of updating the description.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement but before the end of the offering of the securities made by this prospectus supplement and the accompanying base prospectus shall be incorporated by reference in the accompanying base prospectus, as supplemented by this prospectus supplement, from the date of filing of such documents. Information that we file later with the SEC and prior to the completion of the offering of securities made by this prospectus supplement and the accompanying base prospectus will automatically update information in this prospectus supplement and the accompanying base prospectus.  In all cases, you should rely on the information we file later with the SEC over different information included in this prospectus supplement and the accompanying base prospectus.

You may obtain copies of any of these documents by contacting us at the address and telephone number indicated below or by contacting the SEC as described under the section entitled "Where to Find Additional Information." You may request a copy of these documents, and any exhibits that have specifically been incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part, at no cost, by writing to or telephoning:

Bright Minds Biosciences Inc.

Ian McDonald, President and Chief Executive Officer
19 Vestry Street, New York, NY 10013
Telephone: 1-604-689-9111

You should not assume that the information in this prospectus supplement, the accompanying base prospectus, any free writing prospectus or any document incorporated herein or therein, is accurate as of any date other than the date on the front cover of the applicable document. References to the Company's website in any documents that are incorporated by reference into this prospectus supplement do not incorporate by reference the information on such website into this prospectus supplement, and we disclaim any such incorporation by reference.

SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. It should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus supplement, the accompanying base prospectus, any free writing prospectus filed by us and the documents incorporated by reference herein and therein, including the sections entitled "Risk Factors."

Company Overview

Bright Minds is a biotechnology company developing innovative treatments for patients with neurological and psychiatric disorders. Our pipeline includes novel compounds targeting key receptors in the brain to address conditions with high unmet medical need, including epilepsy, depression, and other central nervous system (CNS) disorders. The Company is focused on delivering breakthrough therapies that can transform patients lives. The Company has developed a unique platform of highly selective serotonergic agonists exhibiting selectivity at different serotonergic receptors. This has provided a rich portfolio of new chemical entity (NCE) programs within neurology and psychiatry.

Corporate Structure

We were incorporated on May 31, 2019, under the laws of the Province of British Columbia, Canada, under the name "1210954 B.C. Ltd." On March 6, 2020, we changed our name to "Bright Minds Biosciences Inc."

Our Canadian headquarters is located at 1122 Mainland St #228, Vancouver, BC V6B 5L1. Our US headquarters is located at 400 N Aberdeen St Suite 900, Chicago, IL 60642. The Company also has offices at 19 Vestry Street, New York, NY 10013

Our registered and records office is located at Suite 1500, 1055 West Georgia Street, P.O. Box 11117, Vancouver, British Columbia, Canada, V6E 4N7.

The Company has two wholly-owned subsidiaries:

The Offering

The following is a brief summary of certain terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a holder of our securities. For a more complete description of our securities, see the sections entitled "Description of Securities We Are Offering" in this prospectus supplement, "Description of Securities" in the accompanying base prospectus and the documents incorporated by reference herein.

Issuer	Bright Minds Biosciences Inc.

Common Shares Offered	1,945,000 Common Shares.

Option to Purchase Additional Common Shares	We have granted the underwriters the option to purchase up to an additional 291,750 Common Shares from us at the public offering price less the underwriting discounts within 30 days from the closing date of this offering.

Offering Price	$90.00 per Common Share.

Common Shares Outstanding After This Offering	9,732,161 Common Shares (or 10,023,911 Common Shares if the underwriter exercises in full its option to purchase additional Common Shares from us) based on shares outstanding as of the date of this prospectus supplement.

Use of Proceeds	We expect the net proceeds from the sale of securities to be approximately $164,372,000 (or approximately $189,054,050 if the underwriters exercise in full their option to purchase additional Common Shares from us), after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from this offering to fund future clinical trials for the Company's drug candidates, including for absence epilepsy, DEE, and Prader-Willi Syndrome, as well as initiation of phase 1 clinical drug trials for BMB-105, and additional research and development work on earlier phase programs as well as for and general corporate purposes. See the section entitled "Use of Proceeds" in this prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk Factors	Investing in our Common Shares involves a high degree of risk. Prospective investors should carefully consider the matters discussed under the caption entitled "Risk Factors" on page S-12 of this prospectus supplement, page 3 of the accompanying prospectus, and in the documents incorporated by reference herein, our future periodic reports as well as the other information contained or incorporated by reference in this prospectus supplement, before making a decision to invest in our Common Shares.

Listing	Our Common Shares are listed on the NASDAQ and the CSE under the symbol "DRUG" .

The number of Common Shares shown above to be outstanding after this offering is based on 7,787,161 Common Shares outstanding as of the date of this prospectus supplement and excludes:

  388,750 Common Shares that have been reserved for issuance upon exercise of outstanding options ("Options") with a weighted average exercise price of C$30.30;
  77,150 Common Shares that have been reserved for issuance upon vesting of outstanding restricted share units ("RSUs") having a weighted average deemed price of C$8.80 per share; and
  361,765 Common Shares that have been reserved for issuance upon exercise of outstanding warrants ("Warrants") with a weighted average exercise price of C$1.70.

We have no other securities convertible or exercisable into our Common Shares.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the option granted to the underwriters to purchase additional Common Shares.

RISK FACTORS

Investing in our securities involves a number of very significant risks. Prospective investors should carefully consider the following risks, as well as the other information contained in this prospectus supplement, the accompanying base prospectus and in the documents incorporated by reference herein and therein, including the risks described in the base prospectus, our Form 40-F and 2025 Bright Minds AIF, before investing in our securities. Any one of these material risks and uncertainties has the potential to cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by any forward-looking statements made by us or by persons acting on our behalf. Refer to "Cautionary Note Regarding Forward-Looking Statements."

There is no assurance that we will be successful in preventing the material adverse effects that any one or more of the following material risks and uncertainties may cause on our business, prospects, financial condition and operating results, which may result in a significant decrease in the market price of our Common Shares.  Furthermore, there is no assurance that these material risks and uncertainties represent a complete list of the material risks and uncertainties facing us.  There may be additional risks and uncertainties of a material nature that, as of the date of this prospectus, we are unaware of or that we consider immaterial that may become material in the future, any one or more of which may result in a material adverse effect on us.  You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to Our Common Shares and this Offering

The market price for our securities may be volatile, which could result in substantial losses to investors.

The market price for our Common Shares may be volatile and subject to wide fluctuations in response to factors including the following:

  actual or anticipated fluctuations in our quarterly operating results;
  our failure to meet or exceed securities analysts' expectations of our financial results;
  a change in financial estimates or securities analysts' recommendations;
  changes in management's or securities analysts' estimates of our financial performance;
  future sales of our Common Shares;
  low trading volume of our Common Shares;
  additions or departures of key personnel; or
  results of studies or patents.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. As a result, to the extent shareholders sell our securities in negative market fluctuation, they may not receive a price per share that is based solely upon our business performance. We cannot guarantee that shareholders will not lose some of their entire investment in our securities.

A prolonged decline in the market price of our Common Shares could affect our ability to obtain additional financing which would adversely affect our operations.

Historically, we have relied on equity financing and debt financing, as primary sources of financing.  A prolonged decline in the market price of our Common Shares or a reduction in our accessibility to the global markets may result in our inability to secure additional financing which would have an adverse effect on our operations.

Additional issuances of our Common Shares may result in significant dilution to our existing shareholders and reduce the market value of their investment.

We expect that significant additional capital will be needed in the near future to continue our planned operations. Sales of a substantial number of our Common Shares in the public market, or the perception that these sales might occur, could depress the market price of our Common Shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Common Shares.

Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our Common Shares. Additionally, we may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our Common Shares and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our Common Shares to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our Common Shares. The holders of any securities or instruments we may issue may have rights superior to the rights of our holders of our Common Shares. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common shareholders, it may negatively impact the trading price of our Common Shares.

We are authorized to issue an unlimited number of Shares of which 7,787,161 Shares were issued and outstanding as of the date of this prospectus supplement. Future issuances for financings, mergers and acquisitions, exercise of stock options and share purchase warrants and for other reasons may result in significant dilution to and be issued at prices substantially below the price paid for our shares held by our existing shareholders. Significant dilution would reduce the proportionate ownership and voting power held by our existing shareholders and may result in a decrease in the market price of our Shares.

Future sales by holders of our Common Shares, or the perception that such sales may occur, could cause the price of our Shares to decline.

In connection with this offering, we, our executive officers and directors have agreed with the Underwriters that, except with the prior written consent of Jefferies LLC ("Jefferies") we, our executive officers and directors will not, subject to certain exceptions, during the period beginning on the date of this prospectus and continuing through the date that is 90 days after the date of this prospectus, offer, sell, contract to sell, pledge or otherwise dispose of or hedge, directly or indirectly, any shares of our Shares or securities convertible into or exchangeable or exercisable for any Shares. Jefferies may, in its sole discretion and at any time without notice, release all or any portion of the Shares subject to these lock-up agreements.

When the lock-up periods expire, we and our shareholders subject to lock-up agreements will be able to sell Shares in the public market. Sales of a substantial number of Shares upon expiration of the lock-up agreements, the perception that these sales may occur or early release of these lock-up agreements could cause the market price of Shares to decline or make it more difficult for you to sell your Shares at a time and price that you deem appropriate.

We are subject to the Continued Listing Criteria of the NASDAQ and our failure to satisfy these criteria may result in delisting of our Shares.

Our Common Shares are currently listed on the NASDAQ. In order to maintain this listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of shareholders' equity and a minimum number of public shareholders.  In addition to these objective standards, the NASDAQ may delist the securities of any issuer: (i) if in its opinion, the issuer's financial condition and/or operating results appear unsatisfactory; (ii) if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the NASDAQ inadvisable; (iii) if the issuer sells or disposes of principal operating assets or ceases to be an operating company; (iv) if an issuer fails to comply with the NASDAQ's listing requirements; (v) if an issuer's common stock sells at what the NASDAQ considers a "low selling price" and the issuer fails to correct this via a reverse split of shares after notification by the NASDAQ; or (vi) if any other event occurs or any condition exists which makes continued listing on the NASDAQ, in its opinion, inadvisable.

If the NASDAQ delists our Common Shares, investors may face material adverse consequences including, but not limited to, a lack of trading market for our securities, reduced liquidity, decreased analyst coverage of our securities, and an inability for us to obtain additional financing to fund our operations.

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our business, financial condition, results of operations and prospects and cause the price of our shares of Common Shares to decline.

Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled "Use of Proceeds" in this prospectus supplement, we will have considerable discretion in the application of the net proceeds of this offering. You will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause the price of our Shares to decline.

If you purchase Shares sold in this offering, you will incur immediate and substantial dilution. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our Shares being offered may be higher than the net tangible book value per share of our outstanding Shares prior to this offering. You will suffer immediate and substantial dilution in the net tangible book value of our Shares that you purchase in this offering. At the public offering price of $90.00 per Share, purchasers of Shares in this offering will experience immediate dilution of $66.63 per Share in net tangible book value of our Shares. This dilution is due to the fact that the price per Share at which Shares are sold in this offering may be substantially higher than the net tangible book value per Share. You will experience additional dilution upon the exercise of the outstanding stock options and other equity awards that may be granted under our equity incentive plans, and when we otherwise issue additional Shares. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement entitled "Dilution."

Proposed and new legislation in the U.S. Congress, including changes in U.S. tax law, may adversely impact the Company and the value of Shares.

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect the Company or holders of Shares. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future. The U.S. Congress passed and is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, and which legislation could adversely impact the Company's financial performance and the value of our Common Shares.

Because we do not anticipate paying any cash dividends on our capital shares in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our capital shares. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our Shares will be your sole source of gain for the foreseeable future, and investors seeking cash dividends should not purchase shares of our Shares. Our board of directors has significant discretion as to whether to distribute dividends and in what amounts. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other matters, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

USE OF PROCEEDS

We expect the net proceeds from the sale of securities to be approximately $164,372,000 (or approximately $189,054,050 if the underwriters exercise in full their option to purchase additional Shares from us), after deducting the underwriting discounts and our estimated offering expenses.

We intend to use the net proceeds from this offering to fund future clinical trials for the Company's drug candidates, including for absence epilepsy, DEE, and Prader-Willi Syndrome, as well as initiation of phase 1 clinical drug trials for BMB-105, and additional research and development work on earlier phase programs, as well as for general corporate purposes.

We believe that the net proceeds from this offering, together with our existing cash and cash equivalents and short-term investments, will enable us to fund our operating expenses and capital expenditure requirements up to approximately thirty-six (36) months from the filing of this prospectus supplement. The expected net proceeds from this offering will not be sufficient for us to fund any of our product candidates through regulatory approval, and we will need to raise substantial additional capital to complete the development and commercialization of our product candidates. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from preclinical studies and clinical trials, the timing of regulatory submissions and the outcome of regulatory review, as well as any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs. Although the Company intends to apply the net proceeds to the objectives set forth above, there may be circumstances where, for business reasons, a reallocation of funds may be deemed prudent or necessary, and the ultimate use of proceeds from the Offering may vary materially from that set forth above. Accordingly, those and other factors may result in management of the Company exercising discretion in applying the net proceeds from the sale of Common Shares. See "Risk Factors".

We have based our estimates on assumptions that may prove to be wrong. In addition, we could use our available capital resources sooner than we currently expect, in which case we would need to obtain additional funding, which may not be available to us on acceptable terms, or at all. See the "Risk Factors" section of this prospectus supplement and the documents incorporated by reference for a discussion of the risks affecting our business that could have an adverse effect on our available capital resources.

CAPITALIZATION AND INDEBTEDNESS

The authorized capital of the Company consists of an unlimited number of Common Shares without par value. As of the date of this prospectus supplement, there are 7,787,161 Common Shares outstanding.

In addition, as of the date of this Prospectus, there were: (i) 388,750 Common Shares issuable upon the exercise of outstanding 388,750 Options at a weighted average exercise price of C$30.30; (ii) 77,150 Common Shares issuable upon the conversion of 77,150 outstanding RSUs; and (iii) 361,765 Common Shares reserved for issuance on exercise of 361,765 outstanding Warrants with a weighted average exercise price of C$1.70, for a total of 8,614,826 Common Shares on a fully-diluted basis. We do not have any guaranteed, unguaranteed, secured or unsecured indebtedness as of the date of this prospectus supplement.

See "Description of Share Capital" in the accompanying base prospectus for a summary description of our Common Shares.

DIVIDEND POLICY

We have never declared or paid cash dividends on our Common Shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our Common Shares in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that may restrict our ability to declare or pay cash dividends on our Common Shares. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per Share and the as adjusted net tangible book value per Share immediately after this offering.

Unless otherwise indicated, the dilution numbers provided in this section are in United States dollars based on the daily average exchange rate on January 6, 2026 as reported by the Bank of Canada for the conversion of United States dollars into Canadian dollars which was $1.00 equals C$1.3789.

Our historical net tangible book value as of September 30, 2025 was $59,498,978, or $7.79 per Share per Share. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per Share represents historical net tangible book value divided by the number of Shares outstanding as of September 30, 2025.

After giving further effect to the sale of Shares in this offering at the public offering price of $90.00 per Share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been approximately $223,870,978, or approximately $23.37 per Share. This represents an immediate increase in as adjusted net tangible book value per Share of $15.58 to our existing shareholders and an immediate dilution in as adjusted net tangible book value per Share of approximately $66.63 to new investors participating in this offering. Dilution in net tangible book value per Share to new investors purchasing Shares in this offering is determined by subtracting as adjusted net tangible book value per Share after this offering from the public offering price per Share paid by new investors.

The following table illustrates this per share dilution:

Assumed public offering price per Share	$90.00
Historical net tangible book value per share as of September 30, 2025	$7.79
Increase in net tangible book value per share attributable to this offering	$15.58
As adjusted net tangible book value per share after this offering	$23.37
Dilution per share to new investors in this offering	$66.63

The above assumes no exercise of the underwriters' option to purchase additional Common Shares. If the underwriters exercise in full their option to purchase up to additional Shares at the public offering price of $90.00 per Share, the as adjusted net tangible book value after this offering would be $25.18 per Share, representing an increase in net tangible book value of $17.39 per Share to existing shareholders and immediate dilution in net tangible book value of $64.82 per Share to investors purchasing our Shares in this offering at the public offering price.

The number of Common Shares shown above to be outstanding after this offering is based on 7,635,789 shares outstanding as of September 30, 2025, and excludes:

  359,950 Common Shares that have been reserved for issuance upon exercise of outstanding Options with a weighted average exercise price of C$23.87;
  77,150 Common Shares that have been reserved for issuance upon vesting of outstanding RSUs having a weighted average deemed price of C$8.80 per share; and
  361,765 Common Shares that have been reserved for issuance upon exercise of outstanding Warrants with a weighted average exercise price of C$1.70.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or forfeiture of options, no grant of equity awards and no vesting and settlement of the outstanding restricted stock units, deferred stock units and performance stock units described above. To the extent that any options or warrants are exercised, any restricted stock units, deferred stock units or performance stock units vest and are settled, new equity awards are issued under our equity incentive plans, or we otherwise issue additional shares of our Common Shares in the future (including shares issued in connection with strategic and other transactions), there will be further dilution to new investors.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering Common Shares. The accompanying base prospectus includes a summary description of our Common Shares, under the heading "Description of Share Capital." A more detailed description of our Common Shares is set out in "Description of Registrant's Securities", filed as Exhibit 2.2 to our annual report on Form 20-F (File No. 001-40997) filed with the Commission on December 29, 2021.

LIMITATIONS ON RIGHTS OF NON-CANADIANS

We are incorporated under the B.C. Business Corporations Act. There is no law or governmental decree or regulation in Canada that restricts the export or import of capital, or affects the remittance of dividends, interest or other payments to a non-resident holder of Shares, other than withholding tax requirements. Any such remittances to United States residents are generally subject to withholding tax, however no such remittances are likely in the foreseeable future. See "Material U.S. Federal Income Tax Consequences" below.

There is no limitation imposed under the B.C. Business Corporations Act or by the charter or other constituent documents of our Company on the right of a non-Canadian to hold or vote Common Shares of our Company. However, the Investment Canada Act may impose limitations on the ability of "non-Canadians" to acquire and hold our Common Shares. "Non-Canadian" generally means an individual who is neither a Canadian citizen nor a permanent resident of Canada within the meaning of the Immigration and Refugee Protection Act (Canada) who has been ordinarily resident in Canada for not more than one year after the time at which they first became eligible to apply for Canadian citizenship, or a corporation, partnership, trust or joint venture that is ultimately controlled by non-Canadians.

The following discussion summarizes the principal features of the Investment Canada Act for a non-Canadian (as defined in the Investment Canada Act) who proposes to acquire Common Shares of our Company. The discussion is general only and is not a substitute for independent legal advice from an investor's own advisor.

The Investment Canada Act is a federal statute of broad application that applies to an investment by a non-Canadian in a Canadian business, such as the Company. Investments by non-Canadians to acquire "control" of a Canadian business is either reviewable (a net benefit review) or notifiable under the Investment Canada Act. The acquisition of more than fifty percent of the Common Shares of the Company would be deemed to be an acquisition of control of the Company and the acquisition of one-third or more of the Common Shares of the Company would give rise to a rebuttable presumption of the acquisition of control of the Company.

If an investment by a non-Canadian to acquire control of an existing Canadian business is subject to a net benefit review, the Investment Canada Act generally prohibits implementation of the investment unless, the minster responsible under the Investment Canada Act (the "Minister") is satisfied that the investment is likely to be of net benefit to Canada.

The acquisition of control of the Company by a "WTO investor" that is not a state-owned enterprise would be subject to a net benefit review if the enterprise value of the Company was equal to or greater than a specified amount, which is published by the Minister after its determination for any particular year. For 2025, this amount was CAD$1.386 billion (unless the non-Canadian investor is a "trade agreement investor" that is not a state-owned enterprise, including for example an entity or individual whose country of ultimate control is the United States pursuant to the Canda-United States Mexico Agreement, in which case this amount is CAD$2.079 billion), which thresholds are adjusted annually by a Gross Domestic Product based index.

The Investment Canada Act also includes a national security review regime, which provides the Canadian government with broad discretionary powers in relation to national security to review and potentially prohibit, condition or require the divestiture of any investment by a non-Canadian in a Canadian business, including non-control, minority investments. No financial threshold applies to a national-security review. The relevant test is whether such an investment by a non-Canadian could be "injurious to national security." The Minister has broad discretion to determine whether an investor is a non-Canadian and may be subject to national security review. If the Minister has reasonable grounds to believe that an investment by a non-Canadian "could be injurious to national security," the Minister may initiate (with the Governor in Council, i.e., the federal cabinet) an order for a national security review of the investment. A national security review may be commenced prior to or up to 45 days after notification of an investment (or up to five years after closing if the non-Canadian investor did not file a notification under the Investment Canada Act and the investment was not subject to a net benefit review).

In December 2022, the Canadian government introduced Bill C-34, to amend the Investment Canada Act, which received royal assent on March 22, 2024, which amendment strengthen the national security review provisions of the Investment Canada Act, which is part of a trend of stricter enforcement of the Investment Canada Act. This trend includes a recently updated list of technology that may be considered sensitive for the purpose of a national security review, which includes biotechnology.

Certain transactions relating to the acquisition of Common Shares of our Company, will generally be exempt from the Investment Canada Act, subject to the Canadian government's discretion to conduct a national security review, including:

a) the acquisition of our Common Shares by a person in the ordinary course of that person's business as a trader or dealer in securities;

b) the acquisition of control of our Company in connection with the realization of security granted for a loan or other financial assistance and not for a purpose related to the provisions of the Investment Canada Act, if the acquisition is subject to approval under the Bank Act, the Cooperative Credit Associations Act, the Insurance Companies Act or the Trust and Loan Companies Act; and

c) the acquisition of control of our Company by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of our company, through the ownership of voting interests, remained unchanged.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of the material U.S. federal income tax consequences arising from and relating to the acquisition, ownership and disposition of our common stock acquired pursuant to this prospectus supplement.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential United States federal income tax consequences related to the acquisition, ownership and disposition of Shares. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. In addition, this summary does not take into account the individual facts and circumstances of any particular holder that may affect the United States federal income tax consequences to such holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or United States federal income tax advice with respect to any particular holder. This summary does not address the U.S. federal net investment income tax, U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and local tax, or non-U.S. tax consequences to holders of the acquisition, ownership and disposition of Shares. Each prospective holder should consult its own tax advisors regarding the United States federal, state and local, and non-U.S. tax consequences related to the acquisition, ownership and disposition of Shares.

No legal opinion from United States legal counsel or ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the United States federal income tax consequences related to the acquisition, ownership or disposition of Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary.

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS, and United States court decisions that are applicable and, in each case, as in effect and available, as of the date of this prospectus supplement. Any of the authorities on which this summary is based could be changed or subject to differing interpretations in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

As used in this summary, the term "U.S. Holder" means a beneficial owner of Shares acquired pursuant to this prospectus supplement that is for U.S. federal income tax purposes:

• an individual who is a citizen or resident of the U.S.;

• a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S., any state thereof or the District of Columbia;

• an estate whose income is subject to U.S. federal income taxation regardless of its source; or

• a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

The term "Non-U.S. Holder" means any beneficial owner of Shares acquired pursuant to this prospectus supplement that is neither a U.S. Holder nor a partnership nor other entity or arrangement treated as a partnership for U.S. federal income tax purposes. A Non-U.S. Holder should review the discussion under the heading "U.S. Federal Income Tax Consequences to Non-U.S. Holders of the Acquisition, Ownership and Disposition of Shares" below for more information.

Holders Subject to Special United States Federal Income Tax Rules

This summary addresses only persons or entities who hold Shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be applicable to holders subject to special treatment under U.S. federal income tax law, such as (without limitation): banks, insurance companies, underwriters and other financial institutions; brokers, dealers or traders in securities, commodities or foreign currencies; regulated investment companies; U.S. expatriates or former long-term residents of the United States; persons holding Shares as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment; persons holding Shares as a result of a constructive sale; entities that acquire Shares that are treated as partnerships (and partners or investors in such partnerships and entities); S corporations and the shareholders in such corporations; U.S. Holders that hold our Shares in connection with a trade or business, permanent establishment or fixed base outside the United States; holders subject to the United States federal alternative minimum tax; real estate investment trusts; U.S. Holders that have a "functional currency" other than the U.S. dollar; holders that acquired Shares in connection with the exercise or cancellation of employee stock options or otherwise as consideration for services; holders that are "controlled foreign corporations" or "passive foreign investment companies;" corporations organized outside the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. persons for U.S. federal income tax purposes; corporations that accumulate earnings to avoid U.S. federal income tax; persons that actually or constructively own 5% or more (by vote or value) of Shares (except as specifically provided below); or corporations subject to special tax accounting rules in respect of the Shares. Holders that are subject to special provisions under the Code, including holders described immediately above, should consult their own tax advisors regarding the United States federal, state and local, and non-U.S. tax consequences arising from and relating to the acquisition, ownership and disposition of Shares.

If an entity or arrangement that is classified as a partnership (or other "pass-through" entity) for U.S. federal income tax purposes holds Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such owner or entity. Partners (or other owners) of entities or arrangements that are classified as partnerships or as "pass-through" entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Shares.

U.S. Federal Income Tax Consequences to U.S. Holders

Distributions

Distributions (including constructive distributions) made on Shares generally will be included in a U.S. Holder's income as ordinary dividend income (without reduction for any Canadian income tax withheld from such distribution) to the extent of the Company's current and accumulated earnings and profits (determined under U.S. federal income tax principles) as of the end of the Company's taxable year in which the distribution occurs. With respect to dividends received by certain non-corporate U.S. Holders (including individuals), such dividends are generally taxed at the applicable long-term capital gains rates (currently at a maximum tax rate of 20%), provided certain holding period and other requirements are satisfied, including that we are eligible for the benefits of the Canada-United States Income Tax Convention (1980), as amended (the "Treaty") or the common shares are readily tradable on a United States securities market. However, a dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC (as defined below) for the tax year of such distribution or the preceding tax year. Distributions in excess of the Company's current and accumulated earnings and profits will be treated first as a tax-free return of capital to the extent of the U.S. Holder's adjusted tax basis in the Shares and thereafter as capital gain from the sale or exchange of such Shares, which will be taxable according to rules discussed under the heading "Sale, Certain Redemptions or Other Taxable Dispositions of Shares," below. However, we may not maintain the calculations of our earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by us with respect to the common shares will constitute ordinary dividend income. Dividends received by a corporate holder generally will not be eligible for a dividends received deduction. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale, Certain Redemptions or Other Taxable Dispositions of Shares

Subject to the PFIC rules discussed below, upon the sale, certain qualifying redemptions, or other taxable disposition of Shares, a U.S. Holder generally will recognize capital gain or loss equal to the difference, if any, between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. Holder's adjusted tax basis in the Shares. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder's holding period in the Shares is longer than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) will generally be subject to a current maximum U.S. federal income tax rate of 20%. Deductions for capital losses are subject to complex limitations under the Code.

Passive Foreign Investment Company Rules

If we were to constitute a "passive foreign investment company" or "PFIC" within the meaning of Section 1297(a) of the Code for any year during a U.S. Holder's holding period for its common shares, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership, exercise, adjustment, and disposition of common shares.

We generally will be a PFIC if, for a tax year, (a) 75% or more of our gross income for such tax year is passive income (the "income test") or (b) 50% or more of our value assets either produce passive income or are held for the production of passive income (the "asset test"), based on the quarterly average of the fair market value of such assets. "Gross income" generally includes all sales revenues less the cost of goods sold, plus income from investments and incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation's commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, "passive income" does not include certain interest, dividends, rents, or royalties that are received or accrued by us from certain "related persons" (as defined in Section 954(d)(3) of the Code) also organized in Canada, to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if we are a PFIC, U.S. Holders will generally be deemed to own their proportionate share of our direct or indirect equity interest in any company that is also a PFIC (a "Subsidiary PFIC"), and will generally be subject to U.S. federal income tax on their proportionate share of (a) any "excess distributions," as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by us or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of common shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of common shares are made.

To determine our PFIC status, we would have to make a separate determination each year as to whether we are a PFIC (under either the asset test or the income test), and there can be no assurance with respect to our status as a PFIC for the current or any future taxable year. We or a related entity express no opinion as to the Company's or a related entity's status as a PFIC for the current or any future or prior year. U.S. Holders should consult their own tax advisors with respect to the PFIC issue and its applicability to their particular tax situation. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. Consequently, there can be no assurance that we have never been and will not become a PFIC for any tax year during which U.S. Holders hold common shares.

In addition, in any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. A failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

Default PFIC Rules Under Section 1291 of the Code

If we were a PFIC for any tax year during which a U.S. Holder owns common shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of common shares will depend on whether and when such U.S. Holder makes an election to treat us and each Subsidiary PFIC, if any, as a "qualified electing fund" or "QEF" under Section 1295 of the Code (a "QEF Election") or makes a mark-to-market election under Section 1296 of the Code (a "Mark-to-Market Election") with respect to the common shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a "Non-Electing U.S. Holder."

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to: (a) any gain recognized on the sale or other taxable disposition of common shares; and (b) any "excess distribution" received on common shares. A distribution generally will be an "excess distribution" to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder's holding period for common shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of common shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any "excess distribution" received on common shares or with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Holder's holding period for the respective common shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferred rates). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as "personal interest," which is not deductible.

If we were a PFIC for any tax year during which a Non-Electing U.S. Holder holds common shares, we will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether it ceases to be a PFIC in one or more subsequent tax years. A Non-Electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the default rules of Section 1291 of the Code discussed above), but not loss, as if such common shares were sold on the last day of the last tax year for which we were a PFIC.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election for the first tax year in which the holding period of its common shares begins generally will not be subject to the default rules of Section 1291 of the Code discussed above with respect to its common shares. A U.S. Holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Holder's pro rata share of our (a) net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, "net capital gain" is the excess of (i) net long-term capital gain over (ii) net short-term capital loss, and "ordinary earnings" are the excess of (x) "earnings and profits" over (y) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as "personal interest," which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect us generally (a) may receive a tax-free distribution from us to the extent that such distribution represents our "earnings and profits" that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder's tax basis in the common shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of common shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as "timely" if such QEF Election is made for the first year in the U.S. Holder's holding period for common shares in which we are a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely and effective QEF Election for the first year in the U.S. Holder's holding period for common shares, the U.S. Holder may still be able to make a timely and effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a "purging" election to recognize gain (which will be taxed under the default rules of Section 1291 of the Code discussed above) as if such common shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Holder makes a QEF Election but does not make a "purging" election to recognize gain as discussed in the preceding sentence, then such U.S. Holder shall be subject to the QEF Election rules on a prospective basis and shall continue to be subject to tax under the default rules of Section 1291 of the Code discussed above with respect to its common shares for taxable years prior to making a QEF Election. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

U.S. Holders should be aware that there can be no assurances that we will satisfy the record keeping requirements that apply to a QEF, or that we will supply U.S. Holders with information that such U.S. Holders are required to report under the QEF rules, in the event that we are a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to us. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if we do not provide the required information with regard to ourselves or any Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the default rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only if the common shares are marketable stock. The common shares generally will be "marketable stock" if the common shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be "regularly traded" for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Each U.S. Holder should consult its own tax advisor in this matter.

A U.S. Holder that makes a Mark-to-Market Election with respect to its common shares generally will not be subject to the default rules of Section 1291 of the Code discussed above with respect to such common shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder's holding period for the common shares for which we are a PFIC and such U.S. Holder has not made a timely QEF Election, the default rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, common shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of common shares, as of the close of such tax year over (b) such U.S. Holder's adjusted tax basis in such common shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder's adjusted tax basis in the common shares, over (b) the fair market value of such common shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder's tax basis in the common shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of common shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations.

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the common shares cease to be "marketable stock" or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the common shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of common shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which the common shares are transferred.

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses common shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such common shares.

In addition, a U.S. Holder who acquires common shares from a decedent will not receive a "step up" in tax basis of such common shares to fair market value unless such decedent had a timely and effective QEF Election in place.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with its own tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether the U.S. Holder makes a QEF Election. These rules include special rules that apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to these special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of common shares, and the availability of certain U.S. tax elections under the PFIC rules.

THE PFIC RULES ARE COMPLEX. THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. THE COMPANY HAS NOT AND WILL NOT MAKE A DETERMINATION IF IT IS A PFIC IN THE CURRENT TAX YEAR OR ANY FUTURE TAX YEAR. EACH PROSPECTIVE INVESTOR IN THE COMMON SHARES IS URGED TO CONSULT THEIR OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF THE SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR'S OWN CIRCUMSTANCES.

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or payment received on the sale, exchange or other taxable disposition of common shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt or, if applicable, the date of settlement if the common shares are traded on an established securities market (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency received upon the sale, exchange or other taxable disposition of the common shares. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the common shares will be treated as foreign-source income, and generally will be treated as "passive category income" or "general category income" for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of common shares generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Treaty may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the "Foreign Tax Credit Regulations") impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder's particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on Shares and to the proceeds of a sale of Shares paid to a U.S. Holder unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder's U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

A non-U.S. Holder is a beneficial owner (other than a partnership or disregarded entity for U.S. federal income tax purposes) of the common shares that is not a U.S. Holder.

Subject to the U.S. backup withholding rules described above, non-U.S. Holders of the common shares generally will not be subject to U.S. withholding tax on distributions with respect to, or gain on sale or disposition of, the common shares.

Non-U.S. Holders who are engaged in a trade or business in the United States who receive payments with respect to the common shares that are effectively connected with such trade or business should consult their own tax advisers with respect to the U.S. tax consequences of the ownership and disposition of the common shares. Individuals who are present in the United States for 183 days or more in any taxable year should also consult their own tax advisers as to the U.S. federal income tax consequences of the ownership and disposition of the common shares.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated January 7, 2026, by and among us, Jefferies LLC, TD Securities (USA) LLC, Piper Sandler & Co., and Cantor Fitzgerald & Co. as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us Common Shares shown opposite its name below:

Underwriter	Number of Common Shares
Jefferies LLC	680,750
TD Securities (USA) LLC	534,875
Piper Sandler & Co.	437,625
Cantor Fitzgerald & Co.	291,750
Total without option to purchase additional Shares	1,945,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers' certificates and legal opinions and approval of certain legal matters by their counsel.  The underwriting agreement provides that the underwriters will purchase all of the Common Shares. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.  We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the Common Shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion.  Accordingly, no assurance can be given as to the liquidity of the trading market for the Common Shares, that you will be able to sell any of the Common Shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the Common Shares subject to their acceptance of the Common Shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Pre-funded warrants of the Company were offered to investors, but none were sold under this offering.

Commission and Expenses

The underwriters have advised us that they propose to offer the Common Shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $3.24 per Common Share. The underwriters may allow, and certain dealers may reallow, a discount from the concession to certain brokers and dealers.  After the offering, the offering price, concession and reallowance to dealers may be reduced by the representatives.  No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional Common Shares.

	Per Common Share	Total without exercise of Option	Total with exercise of Option
Offering price	$90.00	$175,050,000	$201,307,500
Underwriting discounts and commissions paid by us	$5.40	$10,503,000	$12,078,450
Proceeds, before expenses, to us	$84.60	$164,547,000	$189,229,050

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $175,000.

Listing

Our Common Shares are listed on The Nasdaq Capital Market and The Canadian Securities Exchange under the trading symbol "DRUG".

Stamp Taxes

If you purchase Common Shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 291,750 Common Shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions.  If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional Common Shares proportionate to that underwriter's initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more Common Shares than the total number set forth on the cover page of this prospectus.

No Sales of Similar Securities

We, our officers and directors have agreed, subject to specified exceptions, not to directly or indirectly:

  sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any Common Shares, options or warrants to acquire Common Shares, or securities exchangeable or exercisable for or convertible into Common Shares currently or hereafter owned either of record or beneficially, or publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus without the prior written consent of Jefferies LLC

This restriction terminates after the close of trading of the Common Shares on and including the 90th day after the date of this prospectus supplement.

Notwithstanding the foregoing, the securityholder may transfer Common Shares: (i) as a bona fide gift or gifts; (ii) to any trust for the direct or indirect benefit of the securityholder or a family member of the securityholder; (iii) if the securityholder is a corporation, partnership, limited liability company, trust or other business entity, (a) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of the securityholder or (b) in distributions of Common Shares or any security convertible into or exercisable for Common Shares to limited partners, limited liability company members or shareholders of the securityholder; (iv) if the securityholder is a trust, to the beneficiary of such trust; or (v) by testate succession or intestate succession; provided, in the case of clauses (i)-(v), that (x) such transfer shall not involve a disposition for value, (y) any such transferee executes and delivers to the representatives a lock-up agreement and (z) no public disclosure nor any filing by any party under Section 16(a) of the Exchange Act, shall be required or shall be made voluntarily in connection with such transfer.

Jefferies may, in its sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of Common Shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering.  These activities may have the effect of stabilizing or maintaining the market price of the Common Shares at a level above that which might otherwise prevail in the open market.  Establishing short sales positions may involve either "covered" short sales or "naked" short sales.

"Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional Common Shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional Common Shares or purchasing Common Shares in the open market.  In determining the source of Common Shares to close out the covered short position, the underwriters will consider, among other things, the price of Common Shares available for purchase in the open market as compared to the price at which they may purchase Common Shares through the option to purchase additional Common Shares.

"Naked" short sales are sales in excess of the option to purchase additional Common Shares.  The underwriters must close out any naked short position by purchasing Common Shares in the open market.  A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Common Shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of Common Shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the Common Shares.  A syndicate covering transaction is the bid for or the purchase of Common Shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter's purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Common Shares or preventing or retarding a decline in the market price of our Common Shares. As a result, the price of our Common Shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Common Shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Shares.  The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our Common Shares on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of Common Shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of Common Shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriters' web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.  The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates.  If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies.  The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Shares offered hereby.  Any such short positions could adversely affect future trading prices of the Common Shares offered hereby.  The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Piper Sandler & Co. and Cantor Fitzgerald & Co. (together, the "Agents") acted as sales agents to the Company in connection with its "at-the-market" equity offering initiated in September 2025, pursuant to an equity distribution agreement dated August 25, 2025 (the "EDA") entered into between the Company and the Agents. The Agents received compensation in connection with each such offering. The Company and the Agents mutually agreed to terminate the EDA effective as of January 7, 2026. Except as disclosed in this prospectus supplement, the Company has no present arrangements with any of the underwriters for any further services.

Disclaimers About Non-U.S. Jurisdictions

This prospectus supplement does not qualify a sale of Common Shares into Canada, and, accordingly, no sales of our Common Shares will be made into Canada pursuant to this prospectus supplement and the accompanying prospectus.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We are an "emerging growth company" as defined in Section 3(a) of the Exchange Act by the Jumpstart Our Business Startups Act of 2012 (the " JOBS Act"), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We will continue to qualify as an "emerging growth company" until the earliest to occur of: (a) the last day of the fiscal year during which we had total annual gross revenues of $1,235,000,000 (as such mount is indexed for inflation every 5 years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a "large accelerated filer", as defined in Exchange Act Rule 12b-2.

Generally, a registrant that registers any class of its securities under Section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act a management report on internal control over financial reporting and, subject to an exemption available to registrants that are neither an "accelerated filer" or a "large accelerated filer" (as those terms are defined in Exchange Act Rule 12b-2), an auditor attestation report on management's assessment of internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report on management's assessment of internal controls over financial reporting in its annual reports filed under the Exchange Act, even if we were to qualify as an "accelerated filer" or a "large accelerated filer". In addition, Section 103(a)(3) of the Sarbanes-Oxley Act of 2002 has been amended by the JOBS Act to provide that, among other things, auditors of an emerging growth company are exempt from any rules of the Public Company Accounting Oversight Board requiring a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the company.

IMPLICATIONS OF BEING A FOREIGN PRIVATE ISSUER

We are considered a "foreign private issuer" pursuant to Rule 405 promulgated under the Securities Act. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our shares. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. For as long as we are a "foreign private issuer" we intend to file our annual financial statements on Form 20-F and furnish our quarterly financial statements on Form 6-K to the SEC for so long as we are subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act. However, the information we file or furnish may not be the same as the information that is required in annual and quarterly reports on Form 10-K or Form 10-Q for United States domestic issuers. Accordingly, there may be less information publicly available concerning us than there is for a company that files as a domestic issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by United States residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are United States citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States. If we lose our "foreign private issuer status" we would be required to comply with Exchange Act reporting and other requirements applicable to United States domestic issuers, which are more detailed and extensive than the requirement for foreign private issuers.

LEGAL MATTERS

The validity of the issuance and sale of the Common Shares offered in this prospectus supplement will be passed upon for us by McMillan LLP, Vancouver, Canada. Ellenoff Grossman & Schole LLP, is acting as counsel for the underwriters.

EXPERTS

The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 40-F for the year ended September 30, 2025, and the effectiveness of the Company's internal control over financial reporting as of September 30, 2025, have been audited by DeVisser Gray LLP, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. DeVisser Gray LLP has offices at 401 - 905 West Pender Street, Vancouver, British Columbia V6C 1L6. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

BRIGHT MINDS BIOSCIENCES INC.

Up to $250,000,000
Common Shares
Warrants
Units

We may offer, from time to time, in one or more offerings, common shares, common share purchase warrants, or units consisting of common shares and warrants, which we collectively refer to as the "securities". The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $250,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see "Plan of Distribution" herein.

Our common shares are traded on the Nasdaq Capital Market and the Canadian Securities Exchange (the "CSE") under the symbol "DRUG".  On August 22, 2025, the closing price of our common shares as reported by the Nasdaq Capital Market was $43.96 per common share. As of August 22, 2025, the aggregate market value of our outstanding common shares held by non-affiliates using the closing price on the Nasdaq Capital Market of $43.96 was approximately $110,732,998 based on 7,088,639 outstanding common shares, of which approximately 2,518,949 common shares were held by non-affiliates.

We are an "emerging growth company" as defined in section 3(a) of the Exchange Act (as defined herein), and are therefore eligible for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act. See "Status as an Emerging Growth Company" herein.

Unless otherwise specified in an applicable prospectus supplement, our warrants and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

We have prepared this prospectus in accordance with United States disclosure requirements. Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") and thus may not be comparable to financial statements of United States companies.

Purchasers of the securities should be aware that the acquisition of the securities may have tax consequences in the United States and in Canada. Such consequences for purchasers who are resident in, or citizens of, the United States, or who are resident in Canada may not be described fully herein or in any applicable prospectus supplement. Purchasers of the securities should read the tax discussion contained in the applicable prospectus supplement with respect to a particular offering of securities.

In reviewing this prospectus and the documents incorporated herein by reference you should carefully consider the matters described under "Risk Factors" herein.

This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is September 2, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form F-3 that we have filed with the SEC utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $250,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See "Plan of Distribution" herein.

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under "Incorporation by Reference" and the additional information described below under "Where You Can Find More Information" herein.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in this prospectus or the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to:

  the term(s) "we", "us", "our", "Company", "our company", "Bright Minds" and "our business" refer to Bright Minds Biosciences Inc., either alone or together with our subsidiaries as the context requires;

  "Exchange Act" refers to the Securities Exchange Act of 1934, as amended;

  "Securities Act" refers to the Securities Act of 1933, as amended;

  "FINRA" refers to the Financial Industry Regulatory Authority;

  "Nasdaq" refers to the Nasdaq Capital Market;

  "SEC" or the "Commission" refers to the United States Securities and Exchange Commission; and

  "prospectus" includes this document and any information incorporated herein by reference.

All dollar amounts in this prospectus are expressed in United States dollars unless otherwise indicated. Our accounts are maintained in each of United States dollars and Canadian dollars, and our financial statements are presented in Canadian dollars and prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. All references to "C$", "CAD", or to "CAD$" are to Canadian dollars.

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PROSPECTUS SUMMARY

The following is a summary of the principal features of the offering and is not intended to be complete. It should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus, the base prospectus included in the registration statement of which this prospectus forms a part, any free writing prospectus filed by us and the documents incorporated by reference herein and therein, including the sections entitled "Risk Factors."

ABOUT THE COMPANY

General

The Company is a biotechnology company developing innovative treatments for patients with neurological and psychiatric disorders. Our pipeline includes novel compounds targeting key receptors in the brain to address conditions with high unmet medical need, including epilepsy, depression, and other central nervous system (CNS) disorders. The Company is focused on delivering breakthrough therapies that can transform patients' lives. The Company has developed a unique platform of highly selective serotonergic agonists exhibiting selectivity at different serotonergic receptors. This has provided a rich portfolio of new chemical entity (NCE) programs within neurology and psychiatry.

Corporate Structure and Principal Executive Offices

We were incorporated on May 31, 2019, under the laws of the Province of British Columbia, Canada, under the name "1210954 B.C. Ltd." On March 6, 2020, we changed our name to "Bright Minds Biosciences Inc."

Our Canadian headquarters is located at 1122 Mainland St #228, Vancouver, BC V6B 5L1. Our US headquarters is located at 400 N Aberdeen St Suite 900, Chicago, IL 60642. The Company also has offices at 19 Vestry Street, New York, NY 10013

Additional information related us is available on SEDAR+ at www.sedarplus.ca and on our website at https://brightmindsbio.com/. We do not incorporate the contents of our website or of www.sedarplus.ca into this prospectus. Information on our website does not constitute part of this prospectus. In addition, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC which can be viewed as www.sec.gov.

Our registered and records office is located at Suite 1500, 1055 West Georgia Street, P.O. Box 11117, Vancouver, British Columbia, Canada, V6E 4N7.

RECENT DEVELOPMENTS

On March 4, 2025, the Company appointed five additional members to its Scientific Advisory Board, being Dr. Dennis Dlugos, Dr. Jacqueline French, Dr. Terence O'Brien, Dr. Jo Sourbron and Dr. Joseph Sullivan.

On January 7, 2025, the Company appointed Stephen D. Collins, M.D., Ph.D., as Chief Medical Officer (CMO).

On November 4, 2024, we closed a non-brokered private placement of 1,612,902 common shares at a price of $21.70 per share for aggregate gross proceeds of $35,000,000. On February 5, 2025, we filed a registration statement on Form F-3 to register the 1,612,902 common shares issued pursuant to the November private placement.

STATUS AS AN EMERGING GROWTH COMPANY

We are an "emerging growth company" as defined in Section 3(a) of the Exchange Act by the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We will continue to qualify as an "emerging growth company" until the earliest to occur of: (a) the last day of the fiscal year during which we had total annual gross revenues of US$1,235,000,000 (as such amount is indexed for inflation every 5 years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous 3-year period, issued more than US$1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a "large accelerated filer", as defined in Exchange Act Rule 12b-2. We expect to continue to be an emerging growth company for the immediate future.

Generally, a registrant that registers any class of its securities under Section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act a management report on internal control over financial reporting and, subject to an exemption available to registrants that are neither an "accelerated filer" or a "large accelerated filer" (as those terms are defined in Exchange Act Rule 12b-2), an auditor attestation report on management's assessment of internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report on management's assessment of internal controls over financial reporting in its annual reports filed under the Exchange Act, even if we were to qualify as an "accelerated filer" or a "large accelerated filer". In addition, Section 103(a)(3) of the Sarbanes-Oxley Act of 2002 has been amended by the JOBS Act to provide that, among other things, auditors of an emerging growth company are exempt from any rules of the Public Company Accounting Oversight Board requiring a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the company.

STATUS AS A FOREIGN PRIVATE ISSUER

We are considered a "foreign private issuer" pursuant to Rule 405 promulgated under the Securities Act. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our shares. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. For as long as we are a "foreign private issuer" we intend to file our annual financial statements on Form 20-F and furnish our quarterly financial statements on Form 6-K to the SEC for so long as we are subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act. However, the information we file or furnish may not be the same as the information that is required in annual and quarterly reports on Form 10-K or Form 10-Q for United States domestic issuers. Accordingly, there may be less information publicly available concerning us than there is for a company that files as a domestic issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by United States residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are United States citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States. If we lose our "foreign private issuer status" we would be required to comply with Exchange Act reporting and other requirements applicable to United States domestic issuers, which are more detailed and extensive than the requirement for foreign private issuers.

RISK FACTORS

An investment in our securities is highly speculative and subject to a number of known and unknown risks.  Only persons who can bear the risk of the entire loss of their investment should purchase our securities.  Before investing in our securities, prospective investors should carefully consider the following risk factors, as well as the other information contained in this prospectus and in the documents incorporated by reference herein, as updated by our subsequent filings under the Exchange Act.  In particular, prospective investors should also carefully consider: (a) the additional risk factors disclosed in (i) our Annual Report on Form 20-F for the fiscal year ended September 30, 2024, and (ii) our interim management's discussion and analysis for each of the quarters ended December 31, 2024, March 31, 2025, and June 30, 2025, as furnished to the SEC on Form 6-K; and (b) and the risk factors and other information contained in any applicable Prospectus Supplement.

Risks Related to our Business and Industry

We are governed by the corporate laws of Canada, which may have the effect of delaying or preventing an acquisition of all or a significant portion of our shares or assets

We are incorporated under the B.C. Business Corporations Act, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may have the effect of delaying, deferring or discouraging another party from acquiring control of the Company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. We cannot predict whether investors will find the Company and our securities less attractive because we are governed by foreign laws. If some investors find our securities less attractive as a result of us being governed by the B.C. Business Corporations Act, there may be a less active trading market for our securities and the price of our securities may be more volatile.

The Company is a "Canadian business" under the Investment Canada Act (Canada) (the "Investment Canada Act"). Under the Investment Canada Act, (i) a non-Canadian must file an application for review with the minister responsible for the Investment Canada Act and obtain approval of the minister prior to acquiring control of a Canadian business where prescribed financial thresholds are exceeded, and (ii) the Canadian government has the discretion to conduct a national security to review in respect of any investment by a non-Canadian in a Canadian business and potentially prohibit, condition or require the divestiture of, any investment in a Canadian business by a non-Canadian, including non-control, minority investments.  See "Limitations on Rights of Non-Canadians" herein.

The Competition Act (Canada) (the "Competition Act") may also limit the ability to acquire and hold our common shares or assets. The Competition Act grants the Commissioner of Competition (the "Commissioner") jurisdiction, for up to three years following closing of an acquisition, to challenge the acquisition of a significant interest in the Company (including the acquisition of common shares or assets) before the Competition Tribunal if the Commissioner believes that it would, or would be likely to, result in a substantial lessening or prevention of competition in any market in Canada.  In addition, the Competition Act establishes a premerger notification regime for certain types of merger transactions (including the acquisition of shares such that the person would hold more than 20% of the Company's common shares or the acquisition of our assets) where certain financial thresholds are exceeded. If such thresholds are exceeded, the parties to such acquisitions are required to file a notification and not complete such acquisition until the expiration or waiver of a statutory waiting period.

Changes in U.S. and international trade policies may adversely impact our business and operating results.

The U.S. government has made statements and taken actions that have led to certain changes and may lead to additional changes to U.S. and international trade policies. For example, President Trump has imposed or signaled to impose a series of tariffs on certain products manufactured outside the United States, including pharmaceutical products and raw materials and components for pharmaceutical products, and it is unknown whether and to what extent additional tariffs (or other new laws or regulations) will be adopted, or the effect that any such actions would have on us or our industry. Any unfavorable government policies on international trade, such as export controls, capital controls or tariffs, may affect the demand for our product candidates, the competitive position of our product candidates, and import or export of raw materials and product used in our drug development, clinical manufacturing and future commercial activities. If any new tariffs, export controls, legislation and/or regulations are implemented, or if existing trade agreements are renegotiated or if the U.S. government takes retaliatory trade actions due to the ongoing trade tensions, such changes could have an adverse effect on our business, financial condition and results of operations.

Proposed legislation in the U.S. Congress, including changes in U.S. tax law, may adversely impact certain investors, our business and the value of the securities

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect our business or holders of the securities. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact certain investors, our financial performance and the value of the securities. On July 4, 2025, the President of the United States signed into law a new tax bill commonly referred to as the "One Big Beautiful Bill Act", which may affect the U.S. federal income tax considerations applicable to certain investors of the securities. The likelihood of other similar legislation being enacted is uncertain, and the provisions of such bill or other similar legislation may change prior to enactment. Investors should consult their own tax advisors regarding such enacted or proposed legislation as well as the potential impact of such legislation on them in light of their own personal circumstances.

Exchange rate fluctuations between the U.S. dollar and the Canadian dollar may negatively affect our earnings and cash flows.

We have Canadian, U.S. dollar, and Australia bank accounts and regularly incur expenses primarily in Australian dollars, Canadian dollars and U.S. dollars. As a result, we are exposed to the risks that the Canadian or Australian dollar may devalue relative to the U.S. Dollar, or, if the Canadian or Australian dollar appreciates relative to the U.S. Dollar, that the inflation rate in Canada or Australia may exceed such rate of devaluation of the U.S. dollar, or that the timing of such devaluation may lag behind inflation in Canada. We cannot predict any future trends in the rate of inflation in Canada or the rate of devaluation, if any, of the Canadian or Australian dollar against the U.S. Dollar, or similarly of the U.S. Dollar against the Canadian or Australian Dollar. The value of our holdings in each currency may change over time, shifting the risk from one currency or the other, and we may not be able to accurately predict economic or global trends that may impact the Canadian dollar, Australian dollar or the U.S. dollar. We, further, may need to operate in other currencies due to the international nature of our operations, and are further exposed to currency risk as may relate to other foreign countries.

Risks Related to Any Offering

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for common shares at prices that may not be the same as the price per share paid by any investor in an offering in a subsequent prospectus supplement. We may sell shares or other securities in any other offering at a price per share that is less than the price per share or other security paid by any investor in an offering in a subsequent prospectus supplement, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional common shares or securities convertible or exchangeable into common shares, in future transactions may be higher or lower than the price per share paid by any investor in an offering under a subsequent prospectus supplement.

Future offerings of debt or preferred equity securities, which would rank senior to our common shares, may adversely affect the market price of our common shares.

If, in the future, we decide to issue debt or preferred equity securities that may rank senior to our common shares, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common shares and may result in dilution to owners of our common shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common shares will bear the risk of our future offerings reducing the market price of our common shares and diluting the value of their stock holdings in us.

There can be no assurance as to the liquidity of the trading market for certain securities or that a trading market for certain securities will develop.

There is no public market for the warrants and, unless otherwise specified in the applicable prospectus supplement, we do not intend to apply for listing of these securities on any securities exchange. If these securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and our financial condition. There can be no assurance as to the liquidity of the trading market for any warrants or that a trading market for these securities will develop.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that are and will be incorporated by reference into this prospectus, include statements and information about our strategy, objectives, plans and expectations for the future that are not statements or information of historical fact.  These statements and information are considered to be forward-looking statements, or forward-looking information, within the meaning of and under the protection provided by the safe harbor provision for forward-looking statements as contained in the Private Securities Litigation Reform Act of 1995 and similar Canadian securities laws.

Forward-looking statements, and any estimates and assumptions upon which they are based, are made in good faith and reflect our views and expectations for the future as of the date of such statements, which can change significantly.  Furthermore, forward-looking statements are subject to known and unknown risks and uncertainties which may cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by such forward-looking statements.  Accordingly, forward-looking statements in this prospectus or in any documents incorporated by reference into this prospectus should not be unduly relied upon.

Forward-looking statements may be based on a number of material estimates and assumptions, of which any one or more may prove to be incorrect.  Forward-looking statements may be identifiable by terminology concerning the future, such as "anticipate", "believe", "continue", "could", "estimate", "expect", "forecast", "intend", "goal", "likely", "may", "might", "outlook", "plan", "predict", "potential", "project", "should", "schedule", "strategy", "target", "will" or "would", and similar expressions or variations thereof including the negative use of such terminology.  Examples in this prospectus or in any documents incorporated by reference include, but are not limited to, such forward-looking statements reflecting or pertaining to:

  the Company's expectations regarding the achievement of clinical and regulatory milestones;

  the executive compensation of the Company;

  the composition of the board of directors and management of the Company;

  the Company's expectations regarding its revenue, expenses and research and development operations;

  the Company's anticipated cash needs and its needs for additional financing;

  the Company's intention to grow the business and its operations;

  expectations with respect to the success of its research and development of serotonergic therapeutics;

  expectations regarding growth rates, growth plans and strategies of the Company;

  expectations that provisional patent applications will be converted to regular patent applications or refiled as new provisional patent applications 12 months from their filing dates;

  expectations that international patent applications will enter the national phase;

  the Company's strategy with respect to the expansion and protection of its intellectual property;

  the medical benefits, safety, efficacy, dosing and consumer acceptance of serotonergic therapeutics;

  the Company's ability to comply with provincial, federal, local and regulatory agencies in the United States, Canada and other jurisdictions in which the Company operates;

  the Company's competitive position and the regulatory environment in which the Company operates;

  the Company's expected business objectives for the next 12 months;

  the Company's plans with respect to the payment of dividends;

  beliefs and intentions regarding the ownership of material trademarks and domain names used in connection with the design, production, marketing, distribution and sale of the Company's products and services;

  the Company's ability to obtain additional funds through the sale of equity or debt commitments;

  the Company's ability to obtain the necessary regulatory approvals;

  expectations that regulatory requirements will be maintained;

  expectations related to general business and economic conditions;

  the Company's ability to successfully execute its plans and intentions;

  the availability of financing on reasonable terms to the Company;

  the Company's ability to attract and retain skilled staff;

  expectations about market competition;

  expectations about the products, services and technology offered by the Company's competitors; and

  expectations that the Company's current good relationships with its suppliers, service providers and other third parties will be maintained.

Forward-looking statements, and any estimates and assumptions upon which they are based, are made as of the date of this prospectus or the date of any documents incorporated by reference into this prospectus, as applicable, and we do not intend or undertake to revise, update or supplement any forward-looking statements to reflect actual results, future events or changes in estimates and assumptions or other factors affecting such forward-looking statements, except as required by applicable securities laws.  Should one or more forward-looking statements be revised, updated or supplemented, no inference should be made that we will revise, update or supplement any other forward-looking statements.

Forward-looking statements are subject to known and unknown risks and uncertainties.  As discussed in more detail under "Risk Factors" in this prospectus, as well as in the documents incorporated by reference herein, including the risks described in the section titled "Risk Factors" in our Annual Report on Form 20-F for the fiscal year ended September 30, 2024, we have identified a number of material risks and uncertainties which reflect our outlook and conditions known to us as of the date of this prospectus and including, but not limited to, the following:

  limited operating history;

  the Company's actual financial position and results of operations may differ materially from the expectations of the Company's management;

  the Company may be required to obtain and maintain certain permits, licenses, and approvals in the jurisdictions where its products or technologies are being researched, developed, or commercialized;

  the Company may encounter substantial delays or difficulties with its clinical trial;

  clinical trials are very expensive, time consuming and difficult to design and implement;

  the Company's current and future clinical trials or those of its current or future collaborators may reveal significant adverse events not seen in pre-clinical and non-clinical studies and may result in a safety profile that could inhibit regulatory approval or market acceptance of any of the Company's product candidates.

  the Company has limited experience in completing clinical trials and has only completed one phase one drug trial to date;

  if the Company experience delays or difficulties in the enrolment of patients in clinical trials, receipt of regulatory approvals could be delayed or prevented;

  success in pre-clinical studies or clinical trials may not be predictive of results in future clinical trials;

  interim, "topline," and preliminary data from the Company's clinical trials that the Company announces or publishes from time to time may change as more patient data becomes available and are subject to audit and verification procedures that could result in material changes in the final data;

  the Company may not be successful in its efforts to identify, license or discover additional product candidates;

  risks associated with the development of the Company's products which are at early stages of development;

  there is no assurance that the Company will turn a profit or generate immediate revenues;

  the continued operation of the Company as a going concern;

  the Company's intellectual property and licenses thereto;

  the Company may not achieve the timelines for project development set out in this Registration statement or our other public disclosure documents;

  the Company faces product liability exposure;

  the Company has international operations, which subject the Company to risks inherent with operations outside of Canada;

  exchange rate fluctuations between the U.S. dollar and the Canadian dollar;

  changes to patent laws or the interpretation of patent laws;

  the risk of patent-related or other litigation;

  the Company may not be able to enforce its intellectual property rights throughout the world;

  the lack of product for commercialization;

  the lack of experience of the Company/management in marketing, selling, and distribution products;

  the size of the Company's target market is difficult to quantify;

  potentials for conflicts of interest for the Company's officers and directors;

  in certain circumstances, the Company's reputation could be damaged;

  negative operating cash flow;

  need for additional financing;

  uncertainty and discretion of use of proceeds;

  the potential for a material weakness in the Company's internal controls over financial reporting;

  difficulties with forecasts;

  market price of common shares and volatility; and

  dilution of common shares.

Any one of the foregoing material risks and uncertainties has the potential to cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by any forward-looking statements made by us or by persons acting on our behalf.  Furthermore, there is no assurance that we will be successful in preventing the material adverse effects that any one or more of these material risks and uncertainties may cause on our business, prospects, financial condition and operating results, or that the foregoing list represents a complete list of the material risks and uncertainties facing us.  There may be additional risks and uncertainties of a material nature that, as of the date of this prospectus, we are unaware of or that we consider immaterial that may become material in the future, any one or more of which may result in a material adverse effect on us.

Forward-looking statements made by us or by persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary information.

PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA

Unless indicated otherwise, financial information in this prospectus, including the documents incorporated by reference herein, has been prepared in accordance with International Financial Reporting Standards, which differs in some significant respects from generally accepted accounting principles in the United States, or U.S. GAAP, and thus this financial information may not be comparable to the financial statements of U.S. companies.

All dollar amounts in this prospectus are expressed in United States dollars unless otherwise indicated. Our accounts and our financial statements are maintained and presented in United States dollars and our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. All references to "CAD dollars", "CAD", or to "CAD$" are to Canadian dollars.

The following table sets forth, for each period indicated, the high and low exchange rate for U.S. dollars expressed in Canadian dollars, and the average exchange rate for the periods indicated. Averages for year-end periods are calculated by using the exchange rates on the last day of each full month during the relevant period. These rates are based on the noon-buying rate certified for custom purposes by the U.S. Federal Reserve Bank of New York set forth in the H.10 statistical release of the Federal Reserve Board.  These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in preparation of our consolidated financial statements, pro forma financial statements or elsewhere in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you. We make no representation that any Canadian dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Canadian dollars, as the case may be, at any particular rate or at all.

	Period End	Period Average Rate	High Rate	Low Rate
Year Ended
September 30, 2024	$1.3511	$1.3606	$1.3879	$1.3201
September 30, 2023	$1.3535	$1.3486	$1.3873	$1.3126

Month Ended
September 30, 2024	$1.3511	$1.3546	$1.3607	$1.3454
October 31, 2024	$1.3939	$1.3757	$1.3939	$1.3485
November 30, 2024	$1.4014	$1.3973	$1.4076	$1.3850
December 31, 2024	$1.4400	$1.4247	$1.4433	$1.4035
January 31, 2025	$1.4459	$1.4389	$1.4459	$1.4331
February 28, 2025	$1.4433	$1.4299	$1.4601	$1.4189
March 31, 2025	$1.4379	$1.4356	$1.4515	$1.4254
April 30, 2025	$1.3807	$1.3981	$1.4316	$1.3798
May 31, 2025	$1.3747	$1.3867	$1.4003	$1.3747
June 30, 2025	$1.3620	$1.3668	$1.3773	$1.3556
July 31, 2025	$1.3845	$1.3691	$1.3845	$1.3559

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities on sales and marketing expenditures, capital expenditures, further product development expenditures, operational expenditures and working capital for general corporate and administrative purposes.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

DIVIDEND POLICY

Our dividend policy is set forth under the heading "Item 8.A. Consolidated Statements and Other Financial Information" in our Annual Report on Form 20-F for the year ended September 30, 2024, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

OFFER AND LISTING DETAILS

We may offer and issue from time to time, common shares, warrants to purchase common shares and units, or any combination thereof, up to an aggregate initial offering price of up to $250,000,000 in one or more transactions under this shelf prospectus.  The price of securities offered will depend on a number of factors that may be relevant at the time of offer.  See "Plan of Distribution" herein.

The common shares have been listed on Nasdaq under the symbol "DRUG" since November 8, 2021.  Our common shares were traded previously on the OTC Market Group Inc.'s Venture Market (OTCQB) under the symbol "BMBIF" since May 17, 2021. The common shares have been listed on the CSE under the symbol "DRUG" since February 8, 2021.

DESCRIPTION OF SHARE CAPITAL

Common Shares

We are authorized to issue an unlimited number of common shares, without par value. As of June 30, 2025, the date of the most recent balance sheet included in our financial statements, there were 7,084,639 common shares issued and outstanding and 829,065 common shares issuable upon exercise of outstanding stock options, RSUs and warrants. As of August 22, 2025, there were 7,088,639 common shares issued and outstanding and 825,065 common shares issuable upon exercise of outstanding stock options, RSUs and warrants.

The holders of our common shares are entitled to vote at all meetings of shareholders, to receive dividends if, as and when declared by the directors and to participate pro rata in any distribution of property or assets upon our liquidation, winding-up or other dissolution. Our common shares carry no pre-emptive rights, conversion or exchange rights, redemption, retraction, repurchase, sinking fund or purchase fund provisions. There are no provisions requiring the holder of our common share to contribute additional capital and no restrictions on the issuance of additional securities by us. There are no restrictions on the repurchase or redemption of common shares by us except to the extent that any such repurchase or redemption would render us insolvent pursuant to the BCBCA.

Transfer Agent

Our common shares are recorded in registered form on the books of our transfer agent, Computershare Trust Company located at 3rd Floor, 510 Burrard Street, Vancouver, British Columbia, Canada, V6C 3B9.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any warrants for the purchase of common shares. We will not offer warrants for sale separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless an applicable prospectus and\or prospectus supplement containing the specific terms of the warrants to be offered separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be offered for sale.

Subject to the foregoing, we may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by us with the securities regulatory authorities in Canada and the United States after we have entered into it.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

The particular terms of each issue of warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

  the designation and aggregate number of warrants;

  the price at which the warrants will be offered;

  the currency or currencies in which the warrants will be offered;

  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

  the number of common shares that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which the common shares may be purchased upon exercise of each warrant;

  the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the warrants;

  whether we will issue fractional shares;

  whether we have applied to list the warrants or the underlying shares on a stock exchange;

  the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;

  the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;

  whether the warrants will be subject to redemption and, if so, the terms of such redemption provisions;

  material US and Canadian federal income tax consequences of owning the warrants; and

  any other material terms or conditions of the warrants.

DESCRIPTION OF UNITS

The following description sets forth certain general terms and provisions of units to which any prospectus supplement may relate.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada acquiring, owning and disposing of any of our securities offered thereunder.

The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

PLAN OF DISTRIBUTION

We may sell securities to or through underwriters or dealers, and also may sell securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers or may issue securities in whole or in partial payment of the purchase price of assets acquired by us or our subsidiaries, or any other method pursuant to applicable law. Each prospectus supplement will set forth the terms of the offering or issue, including the name or names of any underwriters, agents or selling securityholders, the purchase price or prices of the securities, the proceeds to us from the sale of the securities and any commissions, fees, discounts and other items constituting underwriters', dealers' or agents' compensation.

The securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in accordance with Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to us.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled to, under agreements to be entered into with us, indemnification by us against certain liabilities, including liabilities under the Securities Act and applicable Canadian provincial securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering of our securities, other than an "at-the-market distribution," the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. Each prospectus supplement will set forth the terms of such transactions.

In compliance with the guidelines of FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered.

SEC registration fee	$	(*)
FINRA fee	$	(*)
Legal fees and expenses	$	(*)
Accounting fees and expenses	$	(*)
Printing fees and expenses	$	(*)
Miscellaneous	$	(*)
Total	$	(*)

(*) These fees cannot be estimated at this time as they are calculated based on the Securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of Securities will be included in the applicable prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act of 1933 with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

  our Annual Report on Form 20-F for the fiscal year ended September 30, 2024, filed with the SEC on December 31, 2024;

  our condensed interim consolidated financial statements for the three months ended December 31, 2024 and 2023, and our management's discussion and analysis for the first quarter ended December 31, 2024,  included as exhibits 99.1 and 99.2, respectively, to our Report of Foreign Private Issuer on Form 6-K that we furnished to the SEC on February 14, 2025;

  our condensed interim consolidated financial statements for the three and six months ended March 31, 2025 and 2024, and our management's discussion and analysis for the second quarter ended March 31, 2025, included as exhibits 99.1 and 99.2, respectively, to our Report of Foreign Private Issuer on Form 6-K that we furnished to the SEC on August 11, 2025;

  our condensed interim consolidated financial statements for the three and nine months ended June 30, 2025 and 2024, and our management's discussion and analysis for the third quarter ended June 30, 2025, included as exhibits 99.1 and 99.2, respectively, to our Report of Foreign Private Issuer on Form 6-K that we furnished to the SEC on August 15, 2025;

  our news release dated March 4, 2025, included as Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K that we furnished to the SEC March 5, 2025;

  our news release dated January 7, 2025, included as Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K that we furnished to the SEC on January 8, 2025;

  our news release dated November 4, 2024, included as Exhibit 99.1 to our Report of Foreign Private Issuer on Form 6-K that we furnished to the SEC on November 5, 2024; and

  the description of our common shares contained in our amended Registration Statement on Form 20-F (File No. 000-56296), filed with the SEC on September 17, 2021.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Chief Executive Officer at 19 Vestry Street, New York, NY 10013 or by calling 1 (604) 689-9111 or by email at ian@brightmindsbio.com.

ENFORCEABILITY OF CIVIL LIABILITIES

We are organized under the laws of the British Columbia, Canada, pursuant to the BCBCA. A majority of our officers, our auditor and all but one of our directors reside outside the United States. In addition, a substantial portion of their assets and our assets are located outside of the United States. As a result, it may be difficult to serve legal process within the United States upon us or any of these persons. It may also be difficult to enforce, both in and outside of the United States, judgments of U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws. Furthermore, there is substantial doubt as to the enforceability in Canada against us or against any of our directors, officers and the expert named in this prospectus who are not residents of the United States, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the civil liability provisions of the U.S. federal securities laws. In addition, shareholders in British Columbia companies may not have standing to initiate a shareholder derivative action in U.S. federal courts.

MATERIAL CHANGES

There have been no material changes in our affairs since the end of our last fiscal year on September 30, 2024 to the date of this prospectus, other than those changes that have been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this prospectus.

LEGAL MATTERS

McMillan LLP is acting as counsel to our company regarding Canadian and U.S. securities law matters. The current address of McMillan LLP is Royal Centre, 1055 W. Georgia Street, Suite 1500, PO Box 11117, Vancouver, British Columbia, Canada, V6E 4N7.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 20-F as of September 30, 2024 and 2023 and for each of the years in the three-year period ended September 30, 2024 have been incorporated by reference herein in reliance upon the report of DeVisser Gray LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. DeVisser Gray LLP has offices at 401 - 905 West Pender Street, Vancouver, British Columbia V6C 1L6. Such consolidated financial statements are incorporated herein by reference.

INTERESTS OF EXPERTS AND COUNSEL

None of the named experts or legal counsel was employed on a contingent basis, owns an amount of shares in our company which is material to that person, or has a material, direct or indirect economic interest in our company or that depends on the success of the offering.

BRIGHT MINDS BIOSCIENCES INC.

1,945,000 COMMON SHARES

PROSPECTUS SUPPLEMENT

JEFFERIES  TD COWEN  PIPER SANDLER  CANTOR

January 7, 2026

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